SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549



                             FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT     May 6, 1999
(Date of earliest event reported)     May 5, 1999



                DOBSON COMMUNICATIONS CORPORATION
      (Exact name of registrant as specified in its charter)



    OKLAHOMA        333-23769 and 333-50107        73-1110531
(State or other    (Commission File Number)     (IRS Employer
jurisdiction of                                Identification No.)
incorporation)


            13439 North Broadway Extension, Suite 200
                     Oklahoma City, Oklahoma             73114
             (Address of principal executive offices)  (Zip Code)




                          (405) 391-8500
       (Registrant's telephone number, including area code)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

     On May 5, 1999, the registrant successfully completed a private offering of $170 million of its 13% Senior Exchangeable Preferred Stock due 2009 ("Preferred Stock"). The Preferred Stock provided that the registrant, at its option, may pay dividends either in cash or by the issuance of additional shares of such Preferred Stock until May 1, 2004 and in cash thereafter. The Preferred Stock ranks equally with outstanding shares of the registrant's 12-1/4% Senior Exchangeable Preferred Stock ("Senior Preferred Stock") with respect to dividends and upon liquidation, and senior to other outstanding classes of the registrant's preferred stock and common stock. The Preferred Stock is exchangeable for debentures, at the registrant's option.

     Net proceeds of approximately $163.9 million from the private offering of the Preferred Stock will be used to redeem outstanding shares of the registrant's Class F and Class G Preferred Stock, to reduce bank debt and for general corporate purposes, including acquisitions.

(c)  Exhibits

     The following exhibits are filed as a part of this report:

Exhibit
  No.          Description
--------       ------------

99             Press release issued by the Registrant on May 6, 1999

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     May 6, 1999           Dobson Communications Corporation
                                (Registrant)


                                By  BRUCE R. KNOOIHUIZEN
                                    Bruce R. Knooihuizen
                                    Vice President and Chief
                                    Financial Officer

                          EXHIBIT INDEX

Exhibit
No.       Description                 Method of Filing
--------  -----------                 ----------------

99        Press release               Filed herewith electronically